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                   [LETTERHEAD OF FALCON BUILDING PRODUCTS, INC.]


                                                                  EXHIBIT 5.02


                              August 25, 1997


Falcon Building Products, Inc.
Hart & Cooley, Inc.
Mansfield Plumbing Products, Inc.
DeVilbiss Air Power Company
SWC Industries, Inc.
Ex-Cell Manufacturing Company, Inc.
Two North Riverside Plaza
Chicago, Illinois  60606

     Re:  EXCHANGE OF 9 1/2% SENIOR SUBORDINATED NOTES DUE 2007
          AND 10 1/2% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2007

Ladies and Gentlemen:

     I am General Counsel for (i) Falcon Building Products, Inc., a Delaware corporation (the "Company"), and (ii) its wholly-owned subsidiaries Hart & Cooley, Inc., a Delaware corporation, Mansfield Plumbing Products, Inc., a Delaware corporation, DeVilbiss Air Power Company, a Delaware corporation, SWC Industries, Inc., a Delaware corporation, and Ex-Cell Manufacturing Company, Inc., an Arkansas corporation ("Ex-Cell" and, collectively with the Company's other aforementioned wholly-owned subsidiaries, the "Guarantors"), and have represented the Company and the Guarantors in connection with the proposed offer by the Company (the "Exchange Offer") to exchange up to $145,000,000 aggregate principal amount of its outstanding 9 1/2% Series A Senior Subordinated Notes Due 2007 (the "Old Notes") for a like principal amount of its 9 1/2% Series B Senior Subordinated Notes Due 2007 (the "Notes") and to exchange up to $169,317,000 aggregate principal amount at maturity of its outstanding 10 1/2% Series A Senior Subordinated Discount Notes Due 2007 (the "Old Discount Notes") for a like principal amount of its 10 1/2% Series B Senior Subordinated Discount Notes Due 2007 (the "Discount Notes" and, with the Notes, collectively referred to herein as the "Securities"). The Old Notes were issued and the Notes will be issued pursuant to an indenture by and among the Company, the Guarantors and Harris Trust and Savings Bank (the "Trustee") dated as of June 17, 1997 (the "Note Indenture"). The Old Discount Notes were issued and the Discount Notes will be issued pursuant to an indenture by and among the Company, the Guarantors and the Trustee dated as of June 17, 1997 (the "Discount Note Indenture" and, with the Note Indenture, collectively referred to herein as the "Indentures"). The Notes will be jointly and severally guaranteed on a senior subordinated basis (the "Note Guarantees") by each of the Guarantors according to the terms of the Note Indenture. The Discount Notes will be jointly and severally guaranteed on a senior subordinated basis (the "Discount Note Guarantees" and, with the Note Guarantees, collectively referred to herein as the "Guarantees") by each of the Guarantors according to the terms of the Discount Note Indenture.

     As such counsel, I have examined, among other things, (i) the Registration Statement on Form S-4 to be filed by the Registrants with the Securities and Exchange Commission (the

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Falcon Building Products, Inc.
August 25, 1997
Page 2


"Commission") on the date hereof to register under the Securities Act of 1933, as amended, the issuance of the Securities and the Guarantees, (ii) the Indentures, (iii) the forms of the Securities and (iv) the forms of the Guarantees. The Securities, the Indentures and the Guarantees are sometimes collectively referred to herein as the "Securities Documents." I also have examined the proceedings and other actions taken by the Company and the Guarantors in connection with the authorization, execution and delivery of the Securities Documents and the issuance of the Securities and the Guarantees. I have made such other inquiries and examined, among other things, originals or copies, certified or otherwise identified to my satisfaction, of such records, agreements, certificates, instruments and other documents as I have considered necessary or appropriate for the purposes of this opinion.

     In rendering this opinion, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

      Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, I am of the opinion that:

          1. The Note Guarantees have been duly authorized by all necessary corporate action on the part of Ex-Cell and, when issued and delivered in connection with the exchange of the Old Notes in the manner described in the Registration Statement and when the Notes and the Note Guarantees have been executed, delivered and, in the case of the Notes, authenticated, as specified in the Note Indenture, will be legally issued and delivered by Ex-Cell, to the extent that such matters are governed by the laws of the State of Arkansas.

          2. The Discount Note Guarantees have been duly authorized by all necessary corporate action on the part of Ex-Cell and, when issued and delivered in connection with the exchange of the Old Discount Notes in the manner described in the Registration Statement and when the Discount Notes and the Discount Note Guarantees have been executed, delivered and, in the case of the Discount Notes, authenticated, as specified in the Discount Note Indenture, will be legally issued and delivered by Ex-Cell, to the extent that such matters are governed by the laws of the State of Arkansas.

     I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Arkansas and the United States of America. This opinion is limited to the effect of the present state of the laws of the State of Arkansas and the United States of America and the facts as they presently exist. I assume no obligation to revise or supplement this opinion in the event of changes in such laws or the interpretations thereof or in the event of changes in such facts.

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Falcon Building Products, Inc.
August 25, 1997
Page 3


     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

                                  Very truly yours,

                                  /s/ Gus J. Athas

                                  Gus J. Athas
                                  General Counsel
                                  Falcon Building Products, Inc.